 Second Amendment to Promissory Note dated as of February 19, 1995 between the
        Registrant and Decatur TownCenterAssociates, Ltd. ("Decatur").

                      SECOND AMENDMENT TO PROMISSORY NOTE
                      -----------------------------------


     This Second Amendment to Promissory Note (the "Amendment") made and entered into as of the 19th day of February 1995, by and between Decatur TownCenter Associates, Ltd., a Georgia limited partnership ("Borrower") and New England Life Pension Properties; A Real Estate Limited Partnership, a Massachusetts limited partnership ("Lender").

     WHEREAS, Lender is the holder of that certain Promissory Note dated February 20, 1985, made by Borrower to the order of Lender in the original principal amount of $5,825,000, as amended by that Amendment to Promissory Note dated as of March 1, 1993 (as so amended, the "Note"), which Note is secured by
(i) that certain Deed to Secure Debt and Security Agreement dated February 20, 1985, made by Borrower in favor of Lender, recorded in Deed Book 5156, Page 67, Records of DeKalb County, Georgia (the "Security Deed") and (ii) that certain Collateral Assignment of Rents and Leases dated February 20, 1985, made by Borrower in favor of Lender, recorded in Deed Book 5156, Page 108, Records of DeKalb County, Georgia (the "Lease Assignment");

     WHEREAS, the Note, the Security Deed and the Lease Assignment are collectively referred to as the "Loan Documents"; and

     WHEREAS, the Borrower and Lender desire to extend the maturity date of the Note.

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

     1. The Maturity Date set forth in Section 1.6 of the Note shall be changed from February 19, 1995 to December 31, 1996.

     2. The paragraph numbered "2" of the Amendment to Promissory Note dated as of March 1, 1993 between Borrower and Lender is hereby deleted in its entirety and shall be of no further force and effect.

     3. The last paragraph of Section 3 of the Note is deleted in its entirety and the following is substituted in place thereof:

     All payments shall be made in lawful money of the United States of America, in immediately available funds, at 399 Boylston Street, Boston, Massachusetts or at such other place as Lender may from time to time designate in writing.

     Notwithstanding the provisions of this Section 3 above, Borrower shall be required to pay Monthly Installments due to Lender only from and to the extent of Net Operating Cash Flow realized by the Borrower for any month. Each such Monthly Installment (or portion thereof) which is not paid by the Borrower when due in accordance with the foregoing sentence shall accrue interest at the Interest Rate from the date the same was due. The total of all such unpaid Monthly Installments (or portions thereof), together with all interest accruals thereon, shall be referred to herein as the "Accrued Amount." The Accrued Amount or any portion thereof remaining unpaid at any time and from time to time during the term of this Note (the "Accrual Balance") shall bear interest at the Interest Rate until fully repaid by Borrower to Lender. At any time and from time to time up to the Maturity Date, the Borrower may pay the then outstanding Accrual Balance to Lender in whole or in part. Notwithstanding the foregoing, Borrower hereby agrees to apply all Net Operating Cash Flow realized by Borrower for any month during the term of this Note (in excess of the amount required to be paid pursuant to the first sentence of this paragraph) to reduce the outstanding Accrual Balance until paid in full. In all events, the Principal Sum, including any Accrual Balance, remaining unpaid on the Maturity Date shall be paid to Lender in full on the Maturity Date.

     For purposes of this Note, the term "Net Operating Cash Flow" shall mean, as to any particular month or portion thereof, the difference between (i) the aggregate of all fixed, minimum and guaranteed rents, fees, overage rents, percentage or participation rents and all rents and receipts from licenses and concessions received from the Property, including all amounts received for parking and all fees, income and revenue of a non-rental nature received by Borrower during such month, less (ii) Operating Expenses, the cost of tenant improvements and all payments by Borrower to Lender under that certain Ground Lease between Borrower and Lender dated February 28, 1985, as amended from time to time (the "Ground Lease"). Net Operating Cash Flow shall be computed by Borrower on a monthly basis. "Operating Expenses" shall have the meaning ascribed to it in the Ground Lease.

4. Borrower and Lender agree that, as of December 31, 1994, the Accrual Balance equals $15,369.

5. All provisions of the Loan Documents shall be deemed modified to the extent they are inconsistent with the above amendments. Except as modified herein, the Loan Documents shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed and delivered under seal as of this 19th day of February, 1995.



                                            DECATUR TOWNCENTER ASSOCIATES, LTD.



                                            ____________________________________
                                            By:  A.J. Land, Jr., General Partner

                                            NEW ENGLAND LIFE PENSION PROPERTIES;
                                              A REAL ESTATE LIMITED PARTNERSHIP


                                            By:  COPLEY PROPERTIES COMPANY, INC.



                                            By: ________________________________

                                      -3-